UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SKYPEOPLE FRUIT JUICE, INC.
 (Exact name of registrant as specified in its charter)

Florida	98-0222013
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

16F, National Development Bank Tower, No. 2, Gaoxin 1st. Road, Xi’an, PRC People's Republic of China	710075
(Address of principal executive offices)	(Zip Code)

Title of each class To be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                                     (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.Description of Registrant’s Securities to be Registered.

For a description of the shares of common stock, par value $.001 per share, of SkyPeople Fruit Juice, Inc. being registered hereunder, reference is made to the section entitled "Description of Capital Stock" in the Registration Statement on Form S-1 filed by the registrant with the Securities and Exchange Commission on June 12, 2009, as amended from time to time thereafter (Registration No. 333-159959), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.Exhibits.

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are listed on the  NASDAQ Stock Market LLC nor are any of the securities registered hereby to be registered pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

Registrant:	SkyPeople Fruit Juice, Inc.

Date: April 19, 2010	By: /s/ Spring Liu
Spring Liu
Chief Financial Officer